UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 11, 2017

Washington Prime Group Inc.

(Exact name of Registrant as specified in its Charter)

Indiana	001-36252	046-4323686
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 East Broad Street Columbus, Ohio	43215
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (614) 621-9000

N/A

(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

 [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 11, 2017 (the “Effective Date”), affiliates of Washington Prime Group™ Inc., an Indiana corporation (the “Company,” “WPG” or “Registrant”) completed mortgage financing transactions for retail properties which are the subject of a then pending joint venture transaction more fully described and discussed in Item 8.01 below. The completion of these financing transactions are closing conditions for the aforementioned joint venture transaction.

A.	Classen Curve and The Triangle at Classen Curve – Oklahoma City, OK

On the Effective Date, OKC Curve Triangle LLC (the “Borrower”), an affiliate of Registrant, executed a loan agreement with Teachers Insurance and Annuity Association of America (“Teachers” or “Lender”) for a mortgage financing transaction secured by Classen Curve and certain parcels at The Triangle at Classen Curve (Classen Curve together with such parcels, the “OKC Land”), each located in Oklahoma City, OK and to which Borrower, as of the Effective Date, owns fee title.

The aggregate amount of the aforementioned loan (the “OKC Loan”) is Fifty-Two Million Seven Hundred Seventy-Nine Thousand Dollars ($52,779,000) of which the Borrower received Forty-Three Million Two Hundred Seventy-Nine Thousand Dollars ($43,279,000) on the Effective Date with the remaining Nine Million Five Hundred Thousand ($9,500,000) to be funded by Lender on or before December 31, 2017, subject to the satisfaction by Borrower of certain conditions related to the construction of two new multi-tenant buildings at Classen Curve and the leasing of such buildings (the “Improvements”). The OKC Loan has a fixed interest rate of 3.90% per annum and a scheduled maturity date of June 1, 2027 (the “Maturity Date”). Monthly payments under the promissory note and loan agreement shall consist of interest-only payments on the outstanding principal until June 1, 2022 and from July 1, 2022 monthly payments under the promissory note and loan agreement shall consist of interest and principal until the Maturity Date at which time all accrued interest and outstanding principal shall be due. The loan agreement prohibits any prepayment of the OKC Loan balance before June 1, 2020 at which time the Borrower shall have the right to prepay the full principal amount of the OKC Loan, all accrued but unpaid interest and any necessary fees or premiums. Commencing on March 1, 2027, the OKC Loan may be prepaid in full without payment of any fees or premiums.

Under the promissory note for the OKC Loan, in the event the Borrower fails to timely pay the outstanding indebtedness under the OKC Loan or commits any other default under the loan agreement then the Lender may accelerate the maturity of the OKC Loan and declare the entire unpaid balance due and payable. The OKC Loan is secured by a mortgage and assignment of leases and rents, each dated as of the Effective Date, which encumber the OKC Land. The loan agreement has default provisions customary for commercial mortgage loans of this nature. The OKC Loan is non-recourse to Borrower, except with respect to, among other things, certain intentional misrepresentations, malfeasance, fraud and misappropriations (the “Recourse Liabilities”) set forth under the loan agreement for which Lender may seek to recover from Borrower, the guarantor of the OKC Loan, or Borrower’s general partners, if any.

As part of the OKC Loan transaction, the Registrant’s affiliate, Washington Prime Group, L.P. (“WPGLP”), executed a limited guaranty in favor of Lender of payment and performance, but not collection as it relates to Borrower’s Recourse Liabilities. Additionally, WPGLP executed a completion guaranty in favor of Lender for the payment and prompt performance of the construction of the Improvements by Borrower and payment of all amounts required to be paid in connection with the construction of the Improvements. Lastly, WPGLP executed an Environmental Indemnity Agreement to indemnify Lender against losses or costs to remediate damage to the OKC Land caused by the presence or release of hazardous materials.

B.	The Arboretum – Austin, TX

On the Effective Date, Arboretum Mall LLC (the “Mall Borrower”), an affiliate of Registrant, executed a loan agreement with Teachers for a mortgage financing transaction secured by The Arboretum (“Arboretum”), located in Austin, TX and to which the Mall Borrower, as of the Effective Date, owns fee title.

The aggregate amount of the aforementioned loan (the “Arboretum Loan”) is Fifty-Nine Million Four Hundred Thousand Dollars ($59,400,000). The Arboretum Loan has a fixed interest rate of 4.13% per annum and is scheduled to mature on the Maturity Date. Monthly payments under the promissory note and loan agreement shall consist of interest-only payments on the outstanding principal until June 1, 2021 and from July 1, 2021 monthly payments under the promissory note and loan agreement shall consist of interest and principal until the Maturity Date at which time all accrued interest and outstanding principal shall be due. The loan agreement prohibits any prepayment of the Arboretum Loan balance before June 1, 2020 at which time the Mall Borrower shall have the right to prepay the full principal amount of the Arboretum Loan, all accrued but unpaid interest and any necessary fees or premiums. Commencing on March 1, 2027, the Arboretum Loan may be prepaid in full without payment of any fees or premiums.

Under the promissory note for the Arboretum Loan, in the event the Mall Borrower fails to timely pay the outstanding indebtedness under the Arboretum Loan or commits any other default under the loan agreement then Teachers may accelerate the maturity of the Arboretum Loan and declare the entire unpaid balance due and payable. Additionally, a default of the Arboretum Loan shall occur if the Gateway Borrower (defined below) is in default beyond any applicable grace and cure period for the Gateway Loan (defined below). The loan agreement for the Arboretum Loan has other default provisions customary for commercial mortgage loans of this nature. The Arboretum Loan is secured by a deed of trust and assignment of leases and rents, each dated as of the Effective Date, which encumber Arboretum. The Arboretum Loan is cross-collateralized with the Gateway Loan (defined below). The Arboretum Loan is non-recourse to the Mall Borrower, except with respect to, among other things, certain intentional misrepresentations, malfeasance, fraud and misappropriations (the “Liabilities”) set forth under the loan agreement for which Teachers may seek to recover from the Mall Borrower, the guarantor of the Arboretum Loan, or the Mall Borrower’s general partners, if any.

As part of the Arboretum Loan transaction, WPGLP, executed a limited guaranty in favor of Teachers for payment and performance, but not collection as it relates to Mall Borrower’s Liabilities. Additionally, WPGLP executed an Environmental Indemnity Agreement to indemnify Teachers against losses or costs to remediate damage to Arboretum caused by the presence or release of hazardous materials.

C.	Gateway Center – Austin, TX

On the Effective Date, Gateway Square LLC (the “Gateway Borrower”), an affiliate of Registrant, executed a loan agreement with Teachers for a mortgage financing transaction secured by Gateway Centers (“Gateway”), located in Austin, TX and to which the Gateway Borrower, as of the Effective Date, owns fee title.

The aggregate amount of the aforementioned loan (the “Gateway Loan”) is One Hundred Twelve Million Five Hundred Thousand Dollars ($112,500,000). The Gateway Loan has a fixed interest rate of 4.03% per annum and is scheduled to mature on the Maturity Date. Monthly payments under the promissory note and loan agreement shall consist of interest-only payments on the outstanding principal until June 1, 2021 and from July 1, 2021 monthly payments under the promissory note and loan agreement shall consist of interest and principal until the Maturity Date at which time all accrued interest and outstanding principal shall be due. The loan agreement prohibits any prepayment of the Gateway Loan balance before June 1, 2020 at which time the Gateway Borrower shall have the right to prepay the full principal amount of the Gateway Loan, all accrued but unpaid interest and any necessary fees or premiums. Commencing on March 1, 2027, the Gateway Loan may be prepaid in full without payment of any fees or premiums.

Under the promissory note for the Gateway Loan, in the event the Gateway Borrower fails to timely pay the outstanding indebtedness under the Gateway Loan or commits any other default under the loan agreement then Teachers may accelerate the maturity of the Gateway Loan and declare the entire unpaid balance due and payable. Additionally, a default of the Gateway Loan shall occur if the Mall Borrower is in default beyond any applicable grace and cure period for the Arboretum Loan. The loan agreement for the Gateway Loan has other default provisions customary for commercial mortgage loans of this nature. The Gateway Loan is secured by a deed of trust and assignment of leases and rents, each dated as of the Effective Date, which encumber Gateway. The Gateway Loan is cross-collateralized with the Arboretum Loan. The Gateway Loan is non-recourse to the Gateway Borrower, except with respect to, among other things, certain intentional misrepresentations, malfeasance, fraud and misappropriations (the “Excepted Liabilities”) set forth under the loan agreement for which Teachers may seek to recover from the Gateway Borrower, the guarantor of the Gateway Loan, or the Gateway Borrower’s general partners, if any.

As part of the Gateway Loan transaction, WPGLP, executed a limited guaranty in favor of Teachers for payment and performance, but not collection as it relates to Gateway Borrower’s Excepted Liabilities. Additionally, WPGLP executed an Environmental Indemnity Agreement to indemnify Teachers against losses or costs to remediate damage to Gateway caused by the presence or release of hazardous materials.

Item 8.01 Other Events.

On May 12, 2017, the Company, through certain of its affiliates, completed the previously announced sale to O’Connor Mall Partners, L.P. (“O’Connor”), an affiliate of O’Connor Capital Partners, of a 49% limited partnership interest in newly formed limited partnerships (collectively, the “JV”). In connection with closing, the JV acquired all of the membership interests in certain newly formed limited liability companies, which intend to qualify as real estate investment trusts (“REITs”) for U.S. federal income tax purposes (the “WPG-OC REITs”), and which now own the following retail properties (the “Properties” or each a “Property”) and certain related developable parcels: (i) Gateway, (ii) The Shops at Arbor Walk, located in Austin, TX, (iii) Palms Crossing I and II, located in McAllen, TX, (iv) Arbor Hills, located in Ann Arbor, MI, (v) Arboretum and (vi) certain properties consisting of Classen Curve and The Triangle at Classen Curve, each located in Oklahoma City, OK, and Nichols Hills Plaza located in Nichols Hills, OK. For the aforementioned sale, the Company received net sale proceeds of One Hundred Twenty-Five Million Dollars ($125,000,000) which the Company used to pay down the balance outstanding on its credit facility and for other general corporate purposes. The respective WPG-OC REITs also, in connection with the formation of the JV and completion of the sale, assumed their pro-rata share of the mortgage debt described in Item 2.03 above for the respective Property acquired.

The Company owns the remaining 51% partnership interest in the JV and affiliates of WPG each own (indirectly) a 51% interest in each of the WPG-OC REITs that own a respective Property. Simultaneous with the closing of the aforementioned transaction, the Company and O’Connor entered into limited partnership agreements (collectively, the “LPA”) with respect to the JV. As the general partner of the JV, an affiliate of WPG will generally manage and conduct the day-to-day operations of the JV, except that certain major decisions will require the consent of both the WPG affiliated partners and O’Connor. The LPA contains certain restrictions on each party’s ability to transfer its interest in the JV, including an initial lock-up period of five (5) years commencing May 12, 2017 (the “Lock-Up”) and a prohibition on transfers if any such transfer would cause a WPG-OC REIT to fail to satisfy any of the requirements to qualify as a REIT for U.S. federal income tax purposes.  Pursuant to the LPA, after the Lock-Up, and subject to certain other restrictions on transfer, either party will be able to transfer its entire interest in the JV (or its entire indirect interest in a WPG-OC REIT, by first causing a distribution of the membership interests of the WPG-OC REIT to the other partners of the JV) to an unaffiliated third party, subject to a right of first offer in favor of the other party.  Following the Lock-Up, each party will also have the ability, subject to a right of first offer in favor of the other party, to require all of the membership interests in a particular WPG-OC REIT to be sold at a specified price, subject to certain limitations and restrictions as set forth in the LPA. The LPA also provides that each of WPG and O’Connor will not own or manage competing retail centers within a certain specified radius of each of the Properties, unless such party offers the opportunity to own or manage any such competing retail center to the JV and the other party does not accept such opportunity.

The transfer of Malibu Lumber Yard, a retail center located in Malibu, CA, was originally contemplated to be transferred into the JV on the same date as the sale described above. O’Connor remains obligated to purchase Malibu Lumber Yard and upon its transfer to the JV, the Company will receive approximately Twelve Million Five Hundred Thousand Dollars ($12,500,000) in net proceeds from this sale. The Company anticipates that this sale will be completed in the second quarter of 2017. The Company has an existing joint venture with O’Connor for five other retail properties and certain related outparcels that were formerly wholly-owned by affiliates of the Registrant. A press release regarding the completion of the transactions described in this Item 8.01 and Item 2.03 above is included with this Form 8-K as Exhibit 99.1.

Forward Looking Statements

This Form 8-K and the exhibit attached hereto contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, which represent the current expectations and beliefs of management of WPGLP and the Company concerning the business and operations of the Company and WPGLP as well as other future events and their potential effects on WPGLP and the Company, including, but not limited to, statements relating to anticipated financial and operating results, WPGLP and the Company’s plans, objectives, expectations and intentions, cost savings and other statements, including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” and other similar expressions.  Such statements are based upon the current beliefs and expectations of WPGLP and the Company’s management, and involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of WPGLP or the Company to be materially different from future results, estimated non-cash impairment charges, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, without limitation:  the ability to satisfy the conditions to pending transactions on the proposed terms and timeframe; the possibility that the transactions do not close when expected or at all; the ability to finance transactions; the effect of the announcement of the transactions on WPGLP and the Company’s relationships with certain of its tenants, lenders or other business parties or on their operating results and businesses generally; changes in asset quality and credit risk; ability to sustain revenue and earnings growth; changes in political, economic or market conditions generally and the real estate and capital markets specifically; the impact of increased competition; the availability of capital and financing; tenant or other joint venture partner(s) bankruptcies; the failure to increase mall store occupancy and same-mall operating income; risks associated with the acquisition, development, expansion, leasing and management of properties; changes in market rental rates; trends in the retail industry; relationships with anchor tenants; risks relating to joint venture properties; costs of common area maintenance; competitive market forces; the level and volatility of interest rates; the rate of revenue increases as compared to expense increases; the financial stability of tenants within the retail industry; the restrictions in current financing arrangements or the failure to comply with such arrangements; the liquidity of real estate investments; the impact of changes to tax legislation and WPGLP and the Company’s tax positions; failure of the Company (or any WPG-OC REIT) to qualify as a real estate investment trust; the failure to refinance debt at favorable terms and conditions; loss of key personnel; material changes in the dividend rates on securities or the ability to pay dividends on common shares or other securities; possible restrictions on the ability to operate or dispose of any partially-owned properties; the failure to achieve earnings/funds from operations targets or estimates; the failure to achieve projected returns or yields on development and investment properties; changes in generally accepted accounting principles or interpretations thereof; terrorist activities and international hostilities; the unfavorable resolution of legal proceedings; the impact of future transactions, including any future acquisitions or divestitures; significant costs related to environmental issues; and other risks and uncertainties, including those detailed from time to time in WPGLP’s and the Company’s statements and periodic reports filed with the SEC. The forward-looking statements in this report are qualified by the risk factors provided in the aforementioned reports and statements.  Each statement speaks only as of the date of this communication (or any earlier date indicated in this communication) and WPGLP and the Company undertake no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.  Actual results may differ materially from current projections, expectations and plans, if any. Investors, potential investors and others should give careful consideration to these risks and uncertainties. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy.

Item 9.01.  Financial Statements and Exhibits.

(d)      Exhibits

Exhibit No.	Description
99.1	Press Release of the Registrant, dated May 15, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Washington Prime Group Inc.
(Registrant)

Date: May 16, 2017	/s / Robert P. Demchak Robert P. Demchak Executive Vice President, General Counsel & Corporate Secretary

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